UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2009

Electronic Game Card, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-25843	87-0570975
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5405 Alton Parkway, Suite A-353, Irvine, CA 92604
(Address of principal executive offices)

Registrant's telephone number, including area code: 866-924-2924

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

2009 Annual Meeting of Stockholders and Management’s Presentation to Stockholders

Electronic Game Card, Inc. ( OTCBB: EGMI) (“EGC” or the “Company”), announced today that the Company’s 2009 annual meeting of stockholders originally scheduled for Tuesday, September 15, 2009 is being postponed until November 2009, and that the Company intends to deliver Management’s Presentation to Stockholders on September 15, 2009 at 12:00 noon Eastern Daylight Time at the offices of Grannus Financial Advisors, Inc., 1120 Avenue of the Americas, Suite 4000, New York, NY 10036.

Management’s Presentation to Stockholders is expected to include an update on developments in the Company’s business. The Company anticipates that stockholders will have an opportunity to ask questions regarding the presentation.

With regard to the annual meeting, the Company originally intended to propose for stockholder vote September 15, 2009 on the election of directors, ratification of the selection of its independent registered public accounting firm, and approval of its Amended and Restated 2009 Equity Compensation Plan.  However, certain notice and timing requirements relating to the annual meeting were not met, including that not all stockholders of record timely received their proxy materials.  Consequently, the Company decided to postpone the annual meeting to ensure that notice and timing requirements are met so that all stockholders have the opportunity to vote on the proposed items of business.

The Company is in the process of setting a new record date and selecting a new date in November 2009 upon which to hold the annual meeting.  Because the date of this year's annual meeting is anticipated to change by more than 30 days from the anniversary of last year's annual meeting, the Company’s management desires to inform stockholders of the revised deadlines for stockholder proposals to be discussed and voted upon at the annual meeting.

Proposals by stockholders that are intended for inclusion in EGC’s proxy statement and proxy and to be presented at its annual meeting must be delivered to EGC’s secretary at EGC’s principal executive offices by Monday, September 21, 2009, in order to be considered for inclusion in EGC’s proxy materials.  Those proposals may be included in EGC’s proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received by, EGC’s secretary at EGC’s principal executive offices by Monday, September 21, 2009.  The notice should set forth as to each matter the stockholder proposes to bring before the meeting the following information and any other relevant or useful information:

(1)	a brief description of the business proposed to be brought before the meeting and the reasonsfor conducting such business at the meeting;

(2)	the name and address, as they appear on our books, of the stockholder proposing the business;

(3)	the number of shares of each class of EGC’s voting stock that are beneficially owned by the stockholder; and

(4)	any material interest of the stockholder in the business proposed.

If the presiding officer at the annual meeting determines and declares that a stockholder who wishes to bring business before the annual meeting has failed to comply with the Company’s notice procedure, then the business proposed by the stockholder shall not be transacted.

Stockholders will be duly notified of the new date, time and location of the Annual Meeting of Stockholders and will be provided updated proxy materials and new proxy cards.  It is anticipated that stockholders will be able to vote their new proxy cards either online or through the mail, and are not required to attend in person the annual meeting.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Electronic Game Card, Inc.

By:	/s/ Thomas E. Schiff
Chief Financial Officer

September 14, 2009